UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SPEEDUS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 20, 2008

To the Stockholders of Speedus Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Speedus Corp., a Delaware corporation (“Speedus” or the “Company”), will be held at the Company’s Executive Offices, 1 Dag Hammarskjold Blvd., Freehold, New Jersey 07728, on Thursday, November 20, 2008, at 10:00 AM, Eastern time, or at any postponement or adjournment thereof for the following purposes:

1.

To elect five members to the Board of Directors of the Company to serve until the next annual meeting of stockholders to be held in 2009 (the “2009 Annual Meeting”) or until their successors are duly elected;

2.	To ratify the appointment of Amper, Politziner & Mattia, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and
3.	To act upon such other business as may properly come before the Annual Meeting.

In accordance with the provisions of the Company’s By-Laws, the Board of Directors has fixed the close of business on October 3, 2008 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

Generally, there are three options for voting your proxy. You can vote by telephoning a toll-free number, via the internet or by completing, signing and returning the enclosed proxy card in the envelope provided. In any case, please follow the instructions on the proxy card. To ensure that your shares are represented at the Annual Meeting, you are urged to vote your proxy in one of these fashions. You may revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person.

Your attention is directed to the accompanying Proxy Statement.

By Order of the Board of Directors
Shant S. Hovnanian
Chairman, President and
Chief Executive Officer

October 17, 2008

1 Dag Hammarskjold Boulevard

Freehold, New Jersey 07728

__________________________

ANNUAL MEETING OF STOCKHOLDERS

November 20, 2008

__________________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Speedus Corp. (“Speedus” or the “Company”), a Delaware corporation, to be voted at the Annual Meeting of Stockholders of the Company to be held at the Company’s Executive Offices, 1 Dag Hammarskjold Blvd., Freehold, New Jersey 07728, on Thursday, November 20, 2008, at 10:00 AM, Eastern time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about October 17, 2008.

Only holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), at the close of business on October 3, 2008 (the “Record Date”), are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on the Record Date and entitled to vote was 3,976,005. Holders of Common Stock are entitled to one vote on each matter to be voted upon by the stockholders at the Annual Meeting for each share held.

At the Annual Meeting, stockholders will be asked to:

(1) elect fivedirectors (the “Nominees”) to the Board to serve until the 2009 Annual Meeting or until their successors are duly elected (the “Board Proposal”); and

(2) ratify the appointment of Amper, Politziner & Mattia, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 (the “Ratification Proposal” and, these proposals collectively, “the Proposals”).

At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

QUORUM AND VOTE REQUIREMENTS

The presence, in person or by proxy, of holders of record of a majority of the shares of Common Stock issued and outstanding and entitled to vote is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. The Proposals will be determined by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Broker “non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Broker “non-votes” are only counted for purposes of determining whether a quorum is present and, therefore, will not be included in vote totals and will have no effect on the outcome of the votes on the proposals to be acted upon at the Annual Meeting. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to the proposals to be acted upon at the Annual Meeting. If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the annual meeting. Under applicable stock exchange regulations, member brokers who do not receive instructions from beneficial owners will be allowed to vote on the Proposals.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of the Company and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of our stock price, general market and economic conditions, the development and sale of our products, and the nature of the Company’s stockholders and potential stockholders. For a discussion of these and other risk factors that could affect our business, see “Risk Factors” in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD.

All Common Stock represented by properly executed proxies which are returned and not revoked prior to the time of the Annual Meeting will be voted in accordance with the instructions given. If no instructions are provided in an executed proxy, it will be voted (1) FOR the Board Proposal, (2) FOR the Ratification Proposal, and in accordance with the proxyholder’s best judgment as to any other business raised at the Annual Meeting. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

The Company will bear the costs of soliciting proxies, which will be done initially by mail. Directors, officers and employees of the Company personally, by telephone or otherwise, may solicit proxies but will not be specifically compensated for such services. Arrangements have been made with brokerage firms and other nominees to forward proxy materials to beneficial owners of the Company’s Common Stock. The Company will pay these entities customary and reasonable fees and expenses. The Company may also retain third parties for advisory, information agent and ballot solicitation services. The Company will pay these third parties customary and reasonable fees and expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 30, 2008 with respect to the beneficial ownership of our stock by (i) each person known by us to be the beneficial owner of more than 5% of the Common Stock; (ii) each person serving as a director or director nominee of the Company; (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect thereto.

Beneficial Owner	Common Stock Beneficially Owned (1)
	Number	Percent

Shant S. Hovnanian (2)(3)	817,829	18.2
Vahak W. Hovnanian Asset Trust,
the Paris J. Hovnanian Asset
Trust and the Charentz J.
Hovnanian Asset Trust (4)	390,000	8.7
Vahak S. Hovnanian (5)	728,665	16.2
William F. Leimkuhler (6)	32,563	*
Jeffrey Najarian (7)	27,500	*
Christpher Vizas (8)	27,000	*
Thomas M. Finn (9)	33,352	*
John Kallassy (10)	131,700	2.9
XO Holdings, Inc. (11)	500,000	11.1
All Directors and Executive Officers as
a group (total 7 persons)	2,188,609	48.6
* Less than 1% of the outstanding Common Stock

(1)       Pursuant to the regulations of the Securities and Exchange Commission (the “Commission”), shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2)        Includes options to purchase 258,275 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable.

(3)        Includes 34,375 shares of Common Stock owned by Mr. Shant S. Hovnanian’s minor children for which Mr. Hovnanian, as custodian, has sole voting power.

(4)        These shares were donated by Shant S. Hovnanian as gifts to and held in equal portions by (i) the Vahak W. Hovnanian Asset Trust, (ii) the Paris J. Hovnanian Asset Trust and (iii) the Charentz J. Hovnanian Asset Trust (collectively, the "Trusts"), which were established for the benefit of Mr. Hovnanian’s minor children. Mr. Hovnanian’s wife is the trustee of the Trusts.

(5)        Includes options to purchase 31,375 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable, including options for 2,500 shares of Common Stock that will be automatically granted upon election to the Board at the 2008 Annual Meeting.

(6)       Includes options to purchase 32,563 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable, including options for 2,500 shares of Common Stock that will be automatically granted upon election to the Board at the 2008 Annual Meeting.

(7)        Includes options to purchase 27,500 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable, including options for 2,500 shares of Common Stock that will be automatically granted upon election to the Board at the 2008 Annual Meeting.

(8)        Includes options to purchase 25,000 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable, including options for 2,500 shares of Common Stock that will be automatically granted upon election to the Board at the 2008 Annual Meeting.

(9)        Includes options to purchase 33,352 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable.

(10)      Includes options to purchase 109,375 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable.

(11)      Pursuant to a Stock Purchase Agreement dated as of June 13, 1999, the Company is required to use all reasonable efforts, subject to fiduciary duties under applicable law, to cause an XO Communications, Inc. representative to be elected to the Company’s Board.

In addition, Verizon Communications Inc., formerly Bell Atlantic Corporation, has the right to appoint one director to the Board, so long as Verizon shall hold at least 1% of the shares of Common Stock outstanding on a fully diluted basis.

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth the names, ages and titles of the persons who were executive officers of the Company as of September 30, 2008.

Name	Age	Position

Shant S. Hovnanian.	49	Chairman of the Board of Directors,
		President and Chief Executive Officer
Thomas M. Finn	60	Secretary, Treasurer and Chief
		Financial Officer
John A. Kallassy	44	Executive Vice President

Shant S. Hovnanian has served as our Chairman of the Board of Directors, President and Chief Executive Officer since October 1995. From June 1980 until January 1991, Mr. Hovnanian served as Executive Vice President of the V. S. Hovnanian Group (the “Hovnanian Group”), consisting of home building operations, real estate development and utility companies. In 1995, Mr. Hovnanian served as a U.S. Delegate to the World Radio Conference of the International Telecommunications Union in Geneva, Switzerland. Mr. Hovnanian is the son of Mr. Vahak S. Hovnanian.

Thomas M. Finn has served as Secretary, Treasurer and Chief Financial Officer since March 2003. Mr. Finn has been a consultant since 1994. Prior to that time, Mr. Finn was a Senior Vice President of Integrated Resources, Inc., a diversified financial services firm, and was the Chief Financial Officer of Integrated’s publicly-traded investment programs, including American Real Estate Partners, L.P., a New York Stock Exchange master limited partnership. Previously, Mr. Finn was an Audit Manager for Deloitte & Touche LLP. Mr. Finn is a graduate of Long Island University.

John A. Kallassy has served as Executive Vice President since September 2000 and Chief Executive Officer of Zargis Medical Corp. sinceNovember 2004. In addition to developing and executing Zargis’ business strategy, Mr. Kallassy is also responsible for evaluating new business investment opportunities at Speedus within several business sectors. Prior to his leadership roles at Speedus and Zargis, Mr. Kallassy was a founder and Chief Executive Officer of American Data Consultants, Inc. (ADC), a firm specializing in information services, direct marketing and marketing research. Mr. Kallassy sold ADC to R.L. Polk in 1997 and continued his employment for three years at R.L. Polk as the ADC division president and later as a corporate vice president where he led the product management and analytical consulting groups for a $100 million business unit that was ultimately sold to Equifax Inc. Mr. Kallassy holds a Bachelor of Science Degree in Biochemistry that was completed at Leeds University in Leeds, England and earned his MBA from the Johnson School of Management at Cornell University.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board of Directors evaluates each year the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the applicable rules of The NASDAQ Stock Market. In 2007, the Board conducted a review of director independence. As a result of this review, the Board affirmatively determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder: William F. Leimkuhler, Jeffrey Najarian and Christopher Vizas.

Governance and Nominating Committee

The Governance and Nominating Committee of the Board (the “Nominating Committee”), currently consists of Christopher Vizas (Chairman), William F. Leimkuhler and Jeffrey Najarian, and each member of the Governance and Nominating Committee is considered independent pursuant to the applicable rules of The NASDAQ Stock Market. The Nominating Committee identifies and submits on an annual basis to the full Board nominees to be placed on the ballot for election to the Board at each annual meeting of stockholders.

The Nominating Committee will consider suggested nominees to be placed on the ballot for election to the Board at each annual meeting of stockholders in accordance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Nominating Committee may receive recommendations for director nominees from a variety of sources, including stockholders, management, Board members and third party search firms. Stockholders may recommend any person to be a director of the Company by writing to the Company’s Secretary. Each submission must include (i) a brief description of the candidate, (ii) the candidate’s name, age, business address and residence address, (iii) the candidate’s principal occupation and the number of shares of the Company’s capital stock beneficially owned by the candidate and (iv) any other information that would be required under the rules of the Securities and Exchange Commission in a proxy statement listing the candidate as a nominee for director. Recommended candidates may be required to provide additional information.

The Nominating Committee will review all candidates and subject all candidates to the same review criteria. Board members should be qualified, dedicated and ethical individuals who have experience relevant to the Company’s operations and understand the complexities of the Company’s business environment. The Nominating Committee further develops recommendations regarding the appropriate skills and characteristics required of Board members in the context of the current composition of the Company’s Board, and these recommendations are submitted to the Board for review and approval. In conducting this assessment, the Nominating Committee considers knowledge, skills, experience in business, finance, administration, relevant technical disciplines and other attributes that the Nominating Committee determines will contribute to the Company’s success and achievement of its business goals. In addition, at least a majority of the Company’s Board must be independent, all members of the Audit Committee must be independent and also satisfy heightened independence and qualification criteria and all of the members of the Compensation Committee and the Nominating Committee must be independent.

The Nominating Committee has adopted a charter which is available in the Investor Relations section of the Company’s website at www.speedus.com.

Audit Committee

The Audit Committee of the Board currently consists of William F. Leimkuhler (Chairman), Jeffrey Najarian and Christopher Vizas, and each member of the Audit Committee is considered independent pursuant to the applicable rules of The NASDAQ Stock Market. The Audit Committee has the duties and responsibilities set out in the Audit Committee Charter. Those include: selection and appointment of the independent auditor, review of its independence and of other services provided by it, and of the fees and other arrangements regarding its services; review with the independent auditor and management of the scope of the audit, and of significant financial reporting issues and judgments; review with the independent auditor and management of the annual audited financial statements and of the quarterly financial statements; and review with the independent auditor and management of the quality and adequacy of internal controls. The Board has determined that Mr. Leimkuhler is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

The Audit Committee has adopted a charter which is available in the Investor Relations section of the Company’s website at www.speedus.com.

Compensation Committee

The Compensation Committee of the Board currently consists of Jeffrey Najarian (Chairman), Christopher Vizas and William F. Leimkuhler, and each member of the Compensation Committee is considered independent pursuant to the applicable rules of The NASDAQ Stock Market. The Compensation Committee establishes and administers the Company’s policies regarding compensation. In addition, the Compensation Committee, as well as the Board of Directors, administers the Company’s Stock Incentive Plan and determines which eligible employees and consultants of the Company may participate in the Plan and the type, extent and terms of the awards to be granted to them.

Code of Ethics

The Company is committed to conducting its business in accordance with applicable laws, rules and regulations and to full and accurate financial disclosure in compliance with applicable law. In order to promote honest and ethical conduct, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, employees and agents of the Company and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

The Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available in the Investor Relations section of the Company’s website at www.speedus.com.

Board of Directors Meetings; Board Committee Meetings

During 2007, the Board met seven times, the Audit Committee met five times, the Compensation Committee met one time and the Nominating Committees met one time. All of the directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period for which he has been a director, and (ii) the total number of meetings held by all committees of the board on which he served during the periods that he served, except for Mr. Vahak S. Hovnanian. The Company encourages but does not require Directors to attend its annual meeting of stockholders; however, all Directors attended the 2007 Annual Meeting except for Mr. Vahak S. Hovnanian.

Communication with the Board of Directors

You can contact any Director by writing to such Director c/o Corporate Secretary, Speedus Corp., 1 Dag Hammarskjold Blvd., Freehold, New Jersey, 07728. The Corporate Secretary will promptly forward any communication unaltered to the Director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of the outstanding Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Commission. Specific due dates for these reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 2007 fiscal year. The Company prepares these reports for our directors and executive officers on the basis of information obtained from them and from the Company’s records. Based on information available to us during fiscal year 2007, we believe that all applicable Section 16(a) filing requirements were met.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal control, consolidated financial statements and the financial reporting process. PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm in 2007 and was responsible for expressing an opinion on those consolidated financial statements based upon an audit in accordance with auditing standards generally accepted in the United States of America. The Audit Committee’s responsibilities include the monitoring and oversight of these processes.

The Audit Committee has met and held discussions with management and PricewaterhouseCoopers. The Audit Committee has also reviewed and discussed the 2007 quarterly and annual consolidated financial statements with management and PricewaterhouseCoopers. The Audit Committee has also discussed with PricewaterhouseCoopers matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

PricewaterhouseCoopers has also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and the Audit Committee discussed with PricewaterhouseCoopers that firm’s independence.

Based upon the Committee’s review and discussion of the 2007 annual consolidated financial statements with management and PricewaterhouseCoopers, the Audit Committee recommended to the Board of Directors that the Company’s audited 2007 consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

By the Audit Committee
of the Board of Directors:
William F. Leimkuhler (Chairman)
Jeffrey Najarian
Christopher Vizas

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Determination of Compensation

Our compensation policy for all of our executive officers is formulated and administered by the Compensation Committee of the Board. Compensation of our executive officers, exclusive of the Chief Executive Officer, is developed and approved by the Chief Executive Officer, subject to oversight by the Compensation Committee. Compensation of the Chief Executive Officer is developed and approved by the Compensation Committee. The Compensation Committee, as well as the Board of Directors, also administers the Company’s 2005 Stock Incentive Plan, under which grants of various stock-based incentives may be made to employees (including executive officers), directors and consultants.

The primary goals of our compensation policy are to attract, retain and motivate skilled executive officers and to provide incentives for them to act in the best interests of our stockholders. In determining the level of executive compensation, certain quantitative and qualitative factors, including, but not limited to, the Company’s operating and financial performance, the individual’s level of responsibilities, experience, commitment, leadership and accomplishments relative to stated objectives, and marketplace conditions are taken into consideration.

Elements of Compensation

Our compensation program for executives consists of four key elements, each discussed in greater detail below: (1) base salary, (2) performance-based bonuses, (3) grants of stock-based incentives, and (4) other benefits and perquisites.

Base Salary. Base salaries for executive officers are intended to provide a fixed component of compensation. In setting base salary amounts for our executive officers other than the Chief Executive Officer, the Compensation Committee takes into account such factors as competitive industry salaries, the executive’s scope of responsibilities, as well as the individual’s performance and contribution to the business.

Performance Bonus.Executive officers have an opportunity to receive performance-based cash bonus awards based on the overall performance of the Company and on specific individual performance targets. When paid, these bonuses are intended to compensate and reward executives for their contribution to the achievement of our financial and strategic goals.

Stock-based Incentives. Executive officers also have an opportunity to receive grants of stock-based incentives, which have historically consisted of options to purchase the Company’s common stock. These awards are granted under our 2005 Stock Incentive Plan and provide our executives with the incentive to remain employed with the Company for longer periods of time, which, in turn, provides the Company with greater stability. Equity awards also are less costly to the Company than cash compensation.

Other Benefits and Perquisites. Executive officers receive the same general health and welfare benefits offered to all employees. Except as provided in individual employment agreements, we provide no other perquisites to executive officers. With respect to the perquisites that are provided, we believe that such perquisites assist us in attracting and retaining talented executives in a highly competitive market. A discussion of the employment agreements to which we are a party is set forth below in the “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables.”

Section 162(m) of the Code.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the deductibility by the Company of compensation paid in any one year to any executive officer named in the Summary Compensation Table to $1,000,000. Option awards under the Plan made in conformity with the “performance-based” exemption from Section 162(m) will be exempt from the limits of Section 162(m). While our policy has always been to pursue a strategy of maximizing the deductibility of compensation for all of our employees, the Compensation Committee believes it is important to maintain the flexibility to take actions it considers to be in the best interest of the Company and its stockholders, which may be based on considerations in addition to Section 162(m). During the years ended December 31, 2007, 2006 or 2005, none of our executive officers were paid cash compensation in excess of $1,000,000.

Summary Compensation Table

The following table sets forth the salary and bonus, as well as certain other compensation, paid to or accrued by each of our Chief Executive Officer, Chief Financial Officer, and Executive Vice President (the “Named Executive Officers”) for the years ended December 31, 2007, 2006 and 2005 in all capacities in which they served.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation (2)	Total
Shant S. Hovnanian	2007	$275,000	$ —	$ —	$ —	$ —	$ —	$171,526	$ 446,526
Chief Executive fficer	2006	268,750	—	—	484,000	—	—	164,780	917,530
	2005	250,000	—	—	—	—	—	158,411	408,411
Thomas M. Finn	2007	$230,625	$ —	$ —	$ —	$ —	$ —	$ —	$ 230,625
Chief Financial Officer	2006	220,325	—	—	—	—	—	—	220,325
	2005	191,000	—	—	—	—	—	—	191,000
John A. Kallassy	2007	$225,000	$ 53,000	$ —	$ —	$ —	$ —	$ —	$ 278,000
Executive Vice President	2006	225,000	24,000	—	—	—	—	—	249,000
	2005	216,666	12,500	—	69,000	—	—	—	298,166

(1) In determining the aggregate grant date fair value for the option awards, the stock options were valued using the Black-Scholes option pricing model. For information on the key assumptions used in valuing the options, see “Notes to Consolidated Financial Statements – Note 2, Summary of Significant Accounting Policies – Stock Options.”

(2) Under the terms of his employment contract, Mr. Hovnanian is entitled to certain benefits, which are discussed in further detail below under “Employment Agreements.” The amount shown in the table above represents the total cost of these items to the Company without adjustment for the portion of these costs allocable to business use by the Company.

Grants of Plan-Based Awards Table

There were no grants of options to purchase Common Stock made to named Executive Officers during 2007.

Employment Agreements

We entered into an agreement effective April 1, 2006 with Mr. Shant S. Hovnanian, Chairman and Chief Executive Officer of the Company. The agreement has a three-year term and provides for an annual salary of $275,000. Under the agreement, Mr. Hovnanian is entitled to be considered for an annual performance based bonus targeted at 50% or greater of his base salary, use of a Company apartment and car, a country club membership (which Mr. Hovnanian has not taken) and a $2,000,000 term life insurance policy with the beneficiary designated by Mr. Hovnanian. Under the new agreement, Mr. Hovnanian was also granted 100,000 options in August 2006 to purchase shares of our Common Stock at the market value as of the effective date of the agreement. The options are fully vested and immediately exercisable.

We entered into an employment agreement effective September 5, 2000 with Mr. John A. Kallassy. The agreement provides that Mr. Kallassy will act as our Executive Vice President. The agreement, which has no term, provides for an annual salary of $175,000, subject to periodic review, and annual bonuses aggregating $50,000 based on the executive’s attainment of certain performance goals. Under this agreement, Mr. Kallassy was granted 56,250 options to purchase shares of our Common Stock at the market value as of the effective date of the agreement. 4,688 of these options were fully vested and immediately exercisable at the date of grant. Of the balance, 4,688 options become exercisable each three months after September 5, 2000 and all options are now fully vested and exercisable. In 2005, Mr. Kallassy’s bonus and salary were combined and the aggregate total paid as salary. Thereafter, Mr. Kallassy became entitled to bonuses based upon the achievement of certain agreed upon milestones.

2005 Stock Incentive Plan

We maintain the 2005 Stock Incentive Plan pursuant to which we grant stock options and other share-based incentive awards to our employees and directors. Generally, awards granted under the Plan vest and, where applicable, become exercisable according to the terms set forth in each individual award agreement. In the event of a “change in control” of the Company (as defined in the Plan), all outstanding awards will become immediately vested. Further, upon the occurrence of a “corporate event” (as defined in the Plan), the Compensation Committee may, in its sole discretion, provide for the cancellation of outstanding awards upon the consummation of such event and the payment of an amount in cash or property in exchange for the cancellation of the awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding stock option awards held by the Named Executive Officers as of December 31, 2007. None of the Named Executive Officers have ever received any stock awards.

	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Shant S. Hovnanian	1,350	—	—	$ 3.560	12/2/2008
	62,500	—	—	19.360	6/11/2009
	31,925	—	—	4.000	4/3/2011
	62,500	—	—	4.400	4/25/2012
	100,000	—	—	5.080	8/10/2016
Thomas M. Finn	500	—	—	$ 3.560	12/2/2008
	5,000	—	—	19.360	6/11/2009
	33	—	—	21.360	4/30/2009
	35	—	—	20.800	5/31/2009
	2,784	—	—	4.000	4/3/2011
	25,000	—	—	4.700	6/10/2013
John Kallassy	56,250	—	—	$ 12.000	9/5/2010
	28,125	—	—	4.000	4/3/2011
	16,667	8,333	—	6.000	7/15/2015

Option Exercises and Stock Vested

None of the Named Executive Officers exercised any stock options during 2007 and none of the Named Executive Officers have ever received any stock awards.

Director Compensation

The following table sets forth information regarding the cash fees, as well as certain other compensation, paid to or accrued by our directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1) (2)	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
Vahak S. Hovnanian	$ 24,000	$ —	$ 3,817	$ —	$ —	$ —	$ 27,817
William F. Leimkuhler	72,000	—	3,817	—	—	—	75,817
Jeffrey Najarian	24,000	—	3,817	—	—	—	27,817
Christopher Vizas	72,000	—	3,817	—	—	—	75,817

(1) In determining the aggregate grant date fair value, the stock options were valued using the Black-

Scholes option pricing model. For information on the key assumptions used in valuing the options, see “Notes to

Consolidated Financial Statements – Note 2, Summary of Significant Accounting Policies – Stock options.”

(2) At December 31, 2007, Messrs. Hovnanian, Leimkuhler, Najarian and Vizas held stock options in aggregate amounts of 29,125; 30,063; 25,000 and 80,000, respectively.

During 2007, our directors who are not officers or employees (“Non-Employee Directors”) received an annual retainer of $24,000. Mr. Leimkuhler received an additional retainer for services as a director of two of the Company’s majority-owned subsidiaries, as lead outside director of the Company and as the Chairman of the Company’s Audit Committee in the aggregate amount of $48,000. Mr. Vizas received an additional retainer for services as a director of two of the Company’s subsidiaries and as the Chairman of the Company’s Governance and Nominating Committee in the aggregate amount of $48,000. In addition, upon their initial election to the Board and in accordance with the Plan, new Non-Employee Directors are granted options to purchase 1,250 shares of our common stock that are fully vested and immediately exercisable. Upon the date of each annual meeting, Non-Employee Directors are granted options at fair market value to purchase an additional 2,500 shares of common stock that are fully vested and immediately exercisable. Our directors who are also officers or employees do not receive any additional compensation for serving on the Board or on any Board committee.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board of Directors or the Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the discussion and analysis of the Company’s compensation which appears above with management and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the above disclosure be included in this proxy statement.

By the Compensation Committee

of the Board of Directors:

Jeffrey Najarian (Chairman)

Christopher Vizas

William F. Leimkuhler
Equity Compensation Plans

The following table sets forth certain information as of December 31, 2007 for all compensation plans, including individual compensation arrangements, under which equity securities of the Company are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for further issuance
Equity compensation plans
approved by security holders	550,938	$7.84	173,019
Equity compensation plans not
approved by security holders
Total	550,938	$7.84	173,019

PROPOSAL 1—THE BOARD PROPOSAL

The Board currently consists of five directors (with six vacancies) who are elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Nominating Committee has designated the Nominees listed below for election as directors to the Board to serve until the 2009 Annual Meeting or until their successors are duly elected and qualified. If any Nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying proxy card will vote for such other nominee, if any, in their discretion as may be recommended by the Nominating Committee.

NOMINEES
Name	Age	Position
Shant S. Hovnanian.	49	Chairman of the Board of Directors,
		President and Chief Executive Officer
Vahak S. Hovnanian	76	Director
William F. Leimkuhler	57	Director
Jeffrey Najarian	49	Director
Christopher Vizas	58	Director

Shant S. Hovnanian has served as our Chairman of the Board of Directors, President and Chief Executive Officer since October 1995. From June 1980 until January 1991, Mr. Hovnanian served as Executive Vice President of the V. S. Hovnanian Group, consisting of home building operations, real estate development and utility companies. In 1995, Mr. Hovnanian served as a U.S. Delegate to the World Radio Conference of the International Telecommunications Union in Geneva, Switzerland. Mr. Hovnanian is the son of Mr. Vahak S. Hovnanian.

Vahak S. Hovnanian has served as a Director since October 1995. Mr. Hovnanian has been Chairman of the Board and President of the V.S. Hovnanian Group since 1968. Mr. Hovnanian is the father of Mr. Shant S. Hovnanian.

William F. Leimkuhler has served as a Director since September 2000. Mr. Leimkuhler is the General Counsel and Director of Business Development of Paice LLC, a privately held developer of advanced vehicle powertrains. Mr. Leimkuhler is also a director of Integral Systems, Inc., Argan, Inc. and U.S. Neurosurgical, Inc. From 1994 through 1999, he held various positions with Allen & Company, a New York investment banking firm, initially serving as the firm’s General Counsel. Prior to that, Mr. Leimkuhler was a corporate partner with the New York law firm of Werbel & Carnelutti (now Heller Ehrman White & McAuliffe).

Jeffrey Najarian has served as a Director since October 2000. Mr. Najarian has been Chief Executive Officer of Starpoint Solutions, Inc., formerly TIS Worldwide, Inc., since its inception in 1992. A creator and founder of Starpoint, he has been instrumental in building one of the country’s fastest growing, privately-held companies, as cited by Inc. magazine. From 1984-1992, Mr. Najarian worked at Setford-Shaw-Najarian, a recruiting/placement firm for technology specialists, becoming a partner after only three years. He led the staff in billing, propelling SSN to become a leading search firm for Wall Street banks.

Christopher Vizas has served as a Director since July 2001. Mr. Vizasis a principal in the strategic advisory firm of East Wind Partners. He serves as a member of the Boards of several privately held companies. Mr. Vizas’ positions during the 1990s included Chairman of eGlobe, Inc, a turn around company reorganized under Chapter 11 of the Bankruptcy Act, CEO of  Quo Vadis International, Managing Director of Kouri Capital Group and its Telecommunications & Technology affiliate, and founder and Vice Chairman of Orion Network Systems. Earlier in his career, he was a founder and part of the management in Trinity Cellular and Asia Pacific Space & Communications. Mr. Vizas served in the White House Office of Telecommunications Policy in the Ford Administration, as Special Counsel to the U.S. Privacy Commission, and on congressional staff.

Recommendation and Vote

Approval of the election of the Nominees to the Board requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR the election of the Nominees to the Board.

      PROPOSAL 2— RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has appointed Amper, Politziner & Mattia, P.C., an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2008. The Company is submitting the appointment by the Audit Committee to stockholders for their ratification. If stockholders do not ratify the appointment of Amper, Politziner & Mattia, P.C., the Audit Committee will reconsider its appointment.

A representative of Amper, Politziner & Mattia, P.C. will attend the Annual Meeting, and will be available to respond to questions and may make a statement if he or she so desires.

Change in Principal Accounting Firm

On April 30, 2008, the Company dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm. The Audit Committee participated in and approved the decision to dismiss PricewaterhouseCoopers LLP.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended December 31, 2006 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2006 and 2007 and through April 30, 2008, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

During the years ended December 31, 2006 and 2007, and through April 30, 2008, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not PricewaterhouseCoopers LLP agrees with the above statements. A copy of such letter, dated May 1, 2008, was filed as an exhibit to the Current Report on Form 8-K filed by the Company on May 5, 2008.

The Company engaged Amper, Politziner & Mattia, P.C. as its new independent registered public accounting firm as of April 30, 2008. The Audit Committee participated in and approved the decision to engage the Company’s new independent registered public accounting firm.

During the years ended December 31, 2006 and 2007 and through April 30, 2008, the Company has not consulted with Amper, Politziner & Mattia, P.C. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Amper, Politziner & Mattia, P.C. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees of Principal Accounting Firm

Audit Fees represent fees for services rendered in connection with the annual audit and quarterly reviews of the Company’s financial statements. For the years ended December 31, 2007 and 2006, the Company paid or accrued $207,000 and $195,000, respectively, for audit fees to PricewaterhouseCoopers LLP.

Audit - Related Fees represent fees for services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported as Audit Fees. For the years ended December 31, 2007 and 2006, the Company did not pay or accrue any amounts for audit related fees.

Tax Fees represent fees for services rendered in connection with tax compliance, tax advice and tax planning. For the years ended December 31, 2007 and 2006, the Company paid or accrued $56,000 and $50,000, respectively, for tax fees to PricewaterhouseCoopers LLP.

All Other Fees represent fees for services rendered other than those described above. For the years ended December 31, 2007 and 2006, the Company did not pay or accrue any amounts for these services.

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by its independent registered public accounting firm. The policy requires the general pre-approval of annual audit services and all other permitted services.

All of the audit and non-audit services described above were approved by the Audit Committee and not pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

The Audit Committee has also considered whether the provision of non-audit services by PricewaterhouseCoopersLLP to the Company was compatible with maintaining the independence of PricewaterhouseCoopersLLP and concluded that the independence of PricewaterhouseCoopersLLP was not compromised by the provision of such services.

Recommendation and Vote

The ratification of appointment of independent registered public accounting firm proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR ratification.

OTHER BUSINESS OF THE MEETING

The Company is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, since matters which management of the Company is not now aware of may come before the Annual Meeting or any adjournment, the proxies confer discretionary authority with respect to acting on these matters. The persons named in the proxies intend to vote, act and consent in accordance with their best judgment with respect to these matters. Upon receipt of proxies in time for voting, the shares represented will be voted as indicated thereon and in this Proxy Statement.

2009 STOCKHOLDERS’ PROPOSALS

To be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting of Stockholders to be held in 2009, the Secretary of the Company must receive stockholder proposals no later than 120 days prior to October 17, 2009. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than 45 days prior to October 17, 2009. All stockholder proposals should be sent to the attention of Corporate Secretary, Speedus Corp., 1 Dag Hammarskjold Blvd., Freehold, New Jersey, 07728.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Proxy Statement, Annual Report, or Notice of Internet Availability of Proxy Materials to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Proxy Statement, Annual Report, or Notice of Internet Availability of Proxy Materials to a shareholder at a shared address to which a single copy of the Proxy Statement, Annual Report, or Notices of Internet Availability of Proxy Materials is delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the Proxy Statement, Annual Report, or Notices of Internet Availability of Proxy Materials by contacting us at Speedus Corp., c/o Corporate Secretary, 1 Dag Hammarskjold Blvd., Freehold, New Jersey, 07728 or by calling us at 888.773.3669, Ext 26. Conversely, if multiple stockholders sharing an address receive multiple Proxy Statements, Annual Reports, or Notices of Internet Availability of Proxy Materials and wish to receive only one, such stockholders can notify us at the address or phone number set forth in the preceding sentence.

FORM 10-K REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 IS INCLUDED IN THIS MAILING WITH THE PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT OR THIS PROXY STATEMENT MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER UPON WRITTEN REQUEST TO SPEEDUS CORP., 1 DAG HAMMARSKJOLD BLVD., FREEHOLD, NEW JERSEY, 07728; BY CALLING US AT 888.773.3669, EXT 26, OR BY VISITING OUR WEBSITE AT WWW.SPEEDUS.COM.

By Order of the Board of Directors
Shant S. Hovnanian
Chairman, President and
Chief Executive Officer
October 17, 2008

PROXY CARD

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card. There are two proposals related to the management and operation of Speedus Corp. (the “Company”) that require your immediate attention. These are discussed in detail in the enclosed Proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card and return your Proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders of the Company to be held on November 20, 2008.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Shant S. Hovnanian

Chairman, President and

Chief Executive Officer

[Speedus logo]

Proxy - SPEEDUS CORP.

1 Dag Hammarskjold Blvd.

Freehold, New Jersey 07728

Annual Meeting of Stockholders – November 20, 2008

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Shant S. Hovnanian and Thomas M. Finn as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2008 Annual Meeting of Stockholders of Speedus Corp. to be held at the Company’s Executive Offices, 1 Dag Hammarskjold Blvd., Freehold, New Jersey 07728, on Thursday, November 20, 2008, at 10:00 AM, Eastern time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with his judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and act on the matters on the reverse side set forth in such notice as specified by the undersigned. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or at any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 ANDd 2.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

***************************

[Speedus logo]

Using a black ink pen, mark your votes with an X as shown

in this example. Please do not write outside the designated area.	[ X ]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A PROPOSALS - The Board of Directors recommends a vote FORall the nominees listed and FORProposal 2.

1. Election of Directors

For	Withheld

(01) Shant S. Hovnanian *	☐	☐
(02) Vahak S. Hovnanian *	☐	☐
(03) William F. Leimkuhler *	☐	☐
(04) Jeffrey Najarian *	☐	☐
(05) Christopher Vizas *	☐	☐

* To elect to the Board of Directors the five directors listed above currently serving thereon to serve until the Company's 2009 Annual Meeting of Stockholders or until their successors are duly elected.

2. Ratification of the appointment of Amper, Politziner & Mattia, P.C. as the Company’s independent registered public accounting firm.

For	☐
Against	☐
Abstain	☐

B Non-Voting Items

Change of Address - Please print new address below.

Comments - Please print your comments here.

C Authorized Signatures - this section must be completed for your vote to be counted. - Date and Sign Below.

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) - Please print date below.

[	/	/	]

Signature 1 - Please keep signature within the box.

[	]

Signature 2 - Please keep signature within the box.

[	]